As filed with the Securities and Exchange Commission on November 5, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYNAPTICS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0118518

(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification Number)
3120 Scott Blvd.
Santa Clara, California 95054
(Address of Principal Executive Offices) (Zip Code)
2010 Employee Stock Purchase Plan
2010 Incentive Compensation Plan
(Full Title of the Plan)
Russell J. Knittel
Interim President and Chief Executive Officer
3120 Scott Blvd.
Santa Clara, California 95054
(408) 454-5100
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Robert S. Kant, Esq.
Jean E. Harris, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, AZ 85016
(602) 445-8000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed
Title of securities	Amount to be	offering price	maximum aggregate	Amount of
to be registered	registered (1)	per share	offering price	registration fee
Common Stock, par value $.001	1,000,000 shares (2)	$26.86 (3)	$26,860,000.00 (3)	$1,915.12
Common Stock, par value $.001	5,292,275 shares (4)	$26.86 (3)	$142,150,506.50 (3)	$10,135.33
Common Stock, par value $.001	207,725 shares (5)	$26.74 (6)	$5,554,566.50 (6)	$396.04
	6,500,000 shares		$174,565,073.00	$12,446.49

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2010 Employee Stock Purchase Plan and the 2010 Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration that results in an increase in the number of outstanding shares of Common Stock of Synaptics Incorporated (the “Registrant”).

(2)	Represents shares of Common Stock issuable under the 2010 Employee Stock Purchase Plan.

(3)
The offering price per share was calculated solely for purposes of this offering under Rules 457(c) and 457(h) promulgated under the Securities Act, using the average of the high and low sales prices per share of Common Stock as reported on the Nasdaq Global Select Market on November 1, 2010.

(4)
Represents shares of Common Stock reserved for issuance (i) upon exercise of stock options not yet granted, and awards of deferred stock units not yet made, and (ii) in connection with awards of deferred stock units outstanding under the 2010 Incentive Compensation Plan.

(5)	Represents shares of Common Stock reserved for issuance upon exercise of stock options outstanding under the 2010 Incentive Compensation Plan.

(6)
The offering price per share was estimated solely for the purposes of calculation of the registration fee in accordance with Rule 457(h) promulgated under the Securities Act, based upon the weighted average exercise price per share of outstanding but unexercised options.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Synaptics Incorporated (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:
(a)
The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

(c)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, (No. 000-49602) as filed with the Commission on January 24, 2002, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
The firm of Greenberg Traurig, LLP, Phoenix, Arizona, has acted as counsel for the Registrant in the preparation of this Registration Statement. As of November 5, 2010, certain members of such firm beneficially owned a total of 5,000 shares of the Registrant’s Common Stock.
Item 6. Indemnification of Directors and Officers.
The Registrant’s certificate of incorporation and bylaws provide, in general, that the Registrant will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), to each person who is or was a director or officer of the Registrant, or who serves or served any other enterprise or organization at the request of the Registrant (an “Indemnitee”). In addition, the Registrant has adopted provisions in its bylaws and entered into indemnification agreements that require it to indemnify its directors, officers, and certain other representatives of the Registrant against expenses and certain other liabilities arising out of their conduct on behalf of the Registrant to the maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances to actions arising under the federal securities laws.
Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of an action, suit, or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the Registrant, or serves or served any other enterprise or organization at the request of the Registrant, the Registrant shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action, suit, or proceeding.
If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorneys’ fees, and (ii) judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
If unsuccessful in defense of a suit brought by or in the right of the Registrant, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fairly and reasonably entitled to indemnification for such expenses.
Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant may also advance expenses (including attorneys’ fees) incurred by other employees and agents of the Registrant upon such terms and conditions, if any, that the Board of Directors of the Registrant deems appropriate.
The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s certificate of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL and the Registrant’s certificate of incorporation and bylaws.
The Registrant has entered into indemnification agreements with its directors and executive officers to give its directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s certificate of incorporation and bylaws and to provide additional procedural protections. The Registrant intends to enter into a similar agreement with its future directors and executive officers.

Item 7. Exemption From Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit
Number	Exhibit

5	Opinion of Greenberg Traurig, LLP
10.24(a)	2010 Incentive Compensation Plan (1)
10.24(b)	Form of Non-Qualified Stock Option Agreement for 2010 Incentive Compensation Plan (2)
10.24(c)	Form of Incentive Stock Option Agreement for 2010 Incentive Compensation Plan (2)
10.24(d)	Form of Deferred Stock Award Agreement for 2010 Incentive Compensation Plan (2)
10.25	2010 Employee Stock Purchase Plan (2)
23.1	Consent of KPMG LLP, independent registered public accounting firm
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5)
24	Power of Attorney (included in the Signatures section of this Registration Statement)

(1)	Incorporated by reference to the Registrant’s Form 10-Q (Commission File No. 000-49602), as filed with the Commission on November 2, 2010.
(2)	Incorporated by reference to the Registrant’s Form 8-K (Commission File No. 000-49602), as filed with the Commission on October 22, 2010.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on November 5, 2010.

SYNAPTICS INCORPORATED
By:	/s/ Russell J. Knittel
Russell J. Knittel
Interim President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Russell J. Knittel and Kathleen A. Bayless and each of them, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ Russell J. Knittel Russell J. Knittel	Interim President, Chief Executive Officer, and Director (Principal Executive Officer)	November 5, 2010

/s/ Kathleen A. Bayless Kathleen A. Bayless	Senior Vice President, Chief Financial Officer, Secretary, and Treasurer (Principal Financial and Accounting Officer)	November 5, 2010

/s/ Francis F. Lee Francis F. Lee	Chairman of the Board	November 5, 2010

/s/ Jeffrey D. Buchanan Jeffrey D. Buchanan	Director	November 5, 2010

/s/ Nelson C. Chan Nelson C. Chan	Director	November 5, 2010

/s/ Keith B. Geeslin Keith B. Geeslin	Director	November 5, 2010

Richard L. Sanquini	Director

James L. Whims	Director

EXHIBIT INDEX

Exhibit
Number	Exhibit

5	Opinion of Greenberg Traurig, LLP
10.24(a)	2010 Incentive Compensation Plan (1)
10.24(b)	Form of Non-Qualified Stock Option Agreement for 2010 Incentive Compensation Plan (2)
10.24(c)	Form of Incentive Stock Option Agreement for 2010 Incentive Compensation Plan (2)
10.24(d)	Form of Deferred Stock Award Agreement for 2010 Incentive Compensation Plan (2)
10.25	2010 Employee Stock Purchase Plan (2)
23.1	Consent of KPMG LLP, independent registered public accounting firm
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5)
24	Power of Attorney (included in the Signatures section of this Registration Statement)

(1)	Incorporated by reference to the Registrant’s Form 10-Q (Commission File No. 000-49602), as filed with the Commission on November 2, 2010.
(2)	Incorporated by reference to the Registrant’s Form 8-K (Commission File No. 000-49602), as filed with the Commission on October 22, 2010.